EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Audit Committee
Macatawa Bank Corporation
Holland, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (333-116914 and 333-203901) of Macatawa Bank Corporation of our report dated May 21, 2015, relating to the financial statements and supplemental schedule of Macatawa Bank 401(k) Plan which appear in this Form 11-K for the year ended December 31,2014.

\s\ BDO USA, LLP

Grand Rapids, Michigan
May 21, 2015